EXHIBIT 99.2

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


On April 21, 2003, American Millennium Corporation, Inc. (the "Registrant", or the "Company") signed a definitive agreement (the "Agreement") to acquire Lightfoot Precision Control, Inc. ("Precision"). Pursuant to the Agreement, AMCi acquired all of the outstanding common stock of Precision in exchange for 2.75 million shares of the Company's common stock valued at $357,500. Shares of AMCi common stock issued to the selling stockholders have registration rights, as defined, which provide that whenever AMCi proposes to register any of its securities, AMCi is to include in such a registration, the shares issued in connection with the acquisition. In addition, if Precision's post-acquisition gross sales exceed $4 million after the closing date through July 31, 2004, AMCi is to issue a three-year warrant to the former stockholders of the Company to purchase up to one million shares of AMCi's common stock, exercisable as follows: $0.25 per share if exercised during the first warrant year; $0.50 per share if exercised during the second warrant year; and $0.75 per share if exercised during the third warrant year. The warrant contains a cashless exercise provision.

The acquisition was accounted for as a purchase. There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma consolidated statements of operations.

Terms of the purchase agreement also provide that Precision's president is to contribute to Precision, approximately 4.5 acres of land and a 10,000 square foot office building occupied by Precision (with an estimated fair value of approximately $110,000) and for Precision to assume the related first mortgage indebtedness of approximately $108,000. The mortgage note bears interest at 8.25% and was due in April 2003. As of April 30, 2003, the land and building have not been contributed to Precision, pending an appraisal of the property and approval from the mortgage holder regarding the assignment of the mortgage to Precision.

Precision was incorporated in the State of Texas in 1995, and develops and markets electrical controls and automation equipment to energy companies and others, primarily in Texas and Wyoming. The Company's corporate offices are in Andrews, Texas. The products and services of Precision include panel design and construction, SCADA (Supervisory Control and Data Acquisition) systems design and integration, HMI (Human Machine Interface) and PLC (Programmable Logic Controller) programming, radio and cellular communications and complete electrical services. Precision's applications focus on remote data acquisition.

The Company's April 30, 2003, unaudited interim financial statements included in an April 30, 2003, Form 10-QSB, include the accounts of Precision as of April 30, 2003. Therefore, a pro forma consolidated balance sheet is not presented herein. The accompanying unaudited condensed pro forma consolidated statements of operations for the nine months ended April 30, 2003, and the year ended July 31, 2002, give effect to the acquisition as if it had been consummated on August 1, 2002, and August 1, 2001, respectively.

The unaudited pro forma consolidated statements of operations should be read in conjunction with the historical financial statements of Precision (included herein) as well as those of the Company. The unaudited pro forma consolidated statements of operation do not purport to be indicative of the results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of the purchase price was made to major categories of assets and liabilities (as reflected in the Company's April 30, 2003, Form 10-QSB). The actual allocation of the purchase price and the resulting effect on income (loss) from operations may differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company's preliminary determination of the purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma condensed consolidated statements of operations are subject to change, and the final amounts may differ substantially.


        AMERICAN MILLENNIUM CORPORATION, INC. AND SUBSIDIARIES
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       YEAR ENDED JULY 31, 2002

                                                               Historical
                                                 --------------------------------
                                                      American
                                                      Millennium        Lightfoot
                                                   Corporation, Inc.    Precision       Pro forma        Pro forma
                                                    and subsidiaries   Control, Inc.    adjustments      consolidated
                                                 -----------------------------------------------------------------------

Net sales                                       $          679,166 $   1,698,946    $              $        2,378,112
Cost of sales                                              582,507     1,417,402                            1,999,909
                                                 ------------------ -------------    -------------- ------------------

Gross profit                                                96,659       281,544                              378,203
Service revenues                                                       1,064,895                            1,064,895
                                                 ------------------ -------------    -------------- ------------------

Total                                                       96,659     1,346,439                            1,443,098
                                                 ------------------ -------------    -------------- ------------------

Selling, general and administrative expenses             1,855,914     1,505,674  (A)      102,000          3,463,588
                                                 ------------------ -------------    -------------- ------------------

Loss from operations                                    (1,759,255)     (159,235)         (102,000)        (2,020,490)
                                                 ------------------ -------------    -------------- ------------------

Other income (expense):
     Interest income                                                         623                                  623
     Interest expense                                      (73,884)     (101,778)                            (175,662)
     Other                                                 142,432        (1,653)                             140,779
                                                 ------------------ -------------    -------------- ------------------
                                                            68,548      (102,808)                             (34,260)
                                                 ------------------ -------------    -------------- ------------------

Net  loss                                       $       (1,690,707)$    (262,043)   $     (102,000)$       (2,054,750)
                                                 ================== =============    ============== ==================

Basic and diluted net loss per common share     $            (0.05)                                $            (0.06)
                                                 ==================                                 ==================

Weighted average number of common
  shares outstanding                                    34,112,548                (B)    2,750,000         36,862,548
                                                 ==================                  ============== ==================


        AMERICAN MILLENNIUM CORPORATION, INC. AND SUBSIDIARIES
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   NINE MONTHS ENDED APRIL 30, 2003

                                                             Historical
                                                 ----------------------------------
                                                      American
                                                      Millennium         Lightfoot
                                                   Corporation, Inc.     Precision        Pro forma       Pro forma
                                                   and subsidiaries     Control, Inc.     adjustments     consolidated
                                                 -----------------------------------------------------------------------

Net sales                                       $         660,758  $       962,839    $              $      1,623,597
Cost of sales                                             447,155          826,738                          1,273,893
                                                 -----------------  ---------------    -------------  ----------------

Gross profit                                              213,603          136,101                            349,704
Service revenues                                                           826,963                            826,963
                                                 -----------------  ---------------    -------------  ----------------

Total                                                     213,603          963,064                          1,176,667
                                                 -----------------  ---------------    -------------  ----------------

Selling, general and administrative expenses            1,422,138        1,419,966  (A)      76,500         2,918,604
                                                 -----------------  ---------------    -------------  ----------------

Loss from operations                                   (1,208,535)        (456,902)         (76,500)       (1,741,937)
                                                 -----------------  ---------------    -------------  ----------------

Other income (expense):
     Interest income                                                           312                                312
     Interest expense                                     (77,693)         (90,780)                          (168,473)
     Other                                               (102,389)                                           (102,389)
                                                 -----------------  ---------------    -------------  ----------------
                                                         (180,082)         (90,468)                          (270,550)
                                                 -----------------  ---------------    -------------  ----------------

Net loss                                               (1,388,617)        (547,370)         (76,500)       (2,012,487)
Preferred stock dividends                                (141,978)                                           (141,978)
Deemed preferred stock dividends                          (31,000)                                            (31,000)
                                                 -----------------  ---------------    -------------  ----------------

Net  loss applicable to common stockholders     $      (1,561,595) $      (547,370)   $     (76,500) $     (2,185,465)
                                                 =================  ===============    =============  ================

Basic and diluted net loss per common share     $           (0.03)                                   $          (0.05)
                                                 =================                                    ================

Weighted average number of common
  shares outstanding                                   45,208,717                   (B)   2,649,267        47,857,984
                                                 =================                     =============  ================

             AMERICAN MILLENNIUM CORPORATION, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

          NINE MONTHS ENDED APRIL 30, 2003 AND YEAR ENDED JULY 31, 2002


Adjustments to the accompanying pro forma statements of operations are as follows:

(A) This entry is recorded to recognize amortization expense on identifiable intangible assets, based on the Company's preliminary allocation of the purchase price, of which $306,000 was allocated to customer lists and $925,000 was allocated to goodwill. Amortization expense related to customer lists is calculated based on the straight-line method of amortization over three years, resulting in pro forma amortization expense of $76,500 for the nine months ended April 30, 2003, and $102,000 for the year ended July 31, 2002.

(B) This entry is recorded to reflect the pro forma weighted average number of common shares outstanding, which assumes that the 2,750,000 shares issued by AMCi in connection with the acquisition were outstanding beginning August 1, 2002 for the nine month period ended April 30, 2003, and August 1, 2001 for the year ended July 31, 2002.

         The pro forma adjustment to the number of shares for the nine months ended April 30, 2003 (2,649,267 shares) represents 2,750,000 shares issued, less 100,733 shares, which are reflected in the historical AMCi weighted average number of common shares outstanding, which takes into consideration the issuance of the 2,750,000 shares on April 21, 2003.

Through the date of acquisition, Precision elected S Corporation income tax status, and was not subject to income taxes. Instead, each stockholder was taxed on a proportionate share of the Company's taxable income, whether or not distributed. Therefore, the historical statements of operations of Precision do not reflect a provision for income taxes prior to the acquisition. The expected pro forma income tax benefit for the nine months ended April 30, 2003 and the year ended July 31, 2002 is approximately $780,000 and $800,000, respectively. However, the expected tax benefit is reduced to $0, based on a pro forma valuation allowance applied to the net deferred tax assets.